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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 10, 2000

Target Corporation
(Exact name of registrant as specified in its charter)

Minnesota	1-6049	41-0215170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
777 Nicollet Mall Minneapolis, Minnesota		55402-2055
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code  (612) 370-6948

Item 7.  Financial Statements and Exhibits

    On August 10, 2000, Target Corporation completed its offering of 7.50% Notes due 2010. The purpose of this Current Report on Form 8-K is to file with the Securities and Exchange Commission the Indenture relating to such offering.

(c)	Exhibits
	4.1	Indenture dated as of August 4, 2000 between the Company and Bank One Trust Company, N.A.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET CORPORATION
Date: August 10, 2000	By	/s/ DOUGLAS A. SCOVANNER Douglas A. Scovanner Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description	Method of Filing
4.1	Indenture dated as of August 4, 2000 between the Company and Bank One Trust Company, N.A.	Electronic Transmission

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SIGNATURES
Index to Exhibits